EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

and 18 U.S.C. Section 1350

Roger G. Stoll, Ph.D., President and Chief Executive Officer of Cortex Pharmaceuticals, Inc. (the “Company”), and Maria S. Messinger, Chief Financial Officer of the Company, each certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2007	/s/ Roger G. Stoll
Roger G. Stoll, Ph.D.
Chairman, President and Chief Executive Officer

Dated: November 8, 2007	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Secretary